                                                                  EXHIBIT 3.2


                               TRAVELSCAPE.COM, INC.

                                AMENDED AND RESTATED

                                       BYLAWS

                                      ARTICLE I.


                                      OFFICES

     Section 1. REGISTERED OFFICE. The registered office of the corporation shall be located in the City of Wilmington, County of New Castle, Delaware.

     Section 2. ADDITIONAL OFFICES. The corporation may also have offices at any other place or places, both within and without the State of Delaware, that the board of directors determines from time to time or the business of the corporation requires.

                                      ARTICLE II.


                              MEETINGS OF STOCKHOLDERS

     Section 1. PLACE. All meetings of stockholders shall be held at any place, within or without the State of Delaware, stated in the notice of the meeting.

     Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the corporation shall be held during the month of May in each year on a date and at the time set by the board of directors, beginning with the year 1999, or at such other date as shall be designated by the board of directors and stated in the notice of the meeting.

     Section 3. SPECIAL MEETINGS. The chief executive officer, president or board of directors may call special meetings of the stockholders. No other person or persons are permitted to call a Special Meeting.

     Section 4. NOTICE. Not less than ten nor more than 60 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at the meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail, by facsimile or by presenting it to the stockholder personally or by leaving it at the stockholder's residence or usual place of business. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's post office address as it appears on the records of the corporation, with postage prepaid. If given by facsimile, the notice shall be deemed to be given when transmitted to the stockholder at the stockholder's facsimile number that appears on the corporation's records, if any, provided that confirmation of the transmission is received.

     Section 5. SCOPE OF NOTICE. No business shall be transacted at a special meeting of stockholders except that specifically designated in the notice. Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice, except business that is required by statute to be stated in the notice.

     Section 6. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

     Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting of the time and place of the adjourned meeting until a quorum is present; provided, however, that if the adjournment is for more than 30 days, or if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally scheduled meeting.

     Section 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the corporation. Unless otherwise provided in the charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

     Section 9. PROXIES. A stockholder may vote the shares of stock owned of record by that stockholder, either in person or by proxy executed in writing by the stockholder or by a duly authorized attorney in fact. A proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

     Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of the other corporation, unless some other person who has been appointed to vote the shares pursuant to a bylaw or a resolution of the board of directors of the other corporation presents a certified copy of the bylaw or resolution, in which case that person may vote the shares. Any fiduciary may vote shares registered in the name of that fiduciary, either in person or by proxy.

                 Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of that other corporation is held, directly or indirectly, by the corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 11. INSPECTORS. In advance of any meeting of stockholders, the chairman of the meeting shall appoint one or more persons as inspectors for the meeting. The inspectors shall ascertain and report the number of shares outstanding and the voting power of each, the number of shares represented at the meeting based upon their determination of the validity and effect of proxies and ballots, and shall count all votes and ballots, determine and retain for a reasonable time a record of the disposition of any challenges made to any determination made by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and perform all other acts that are proper to conduct the election and voting with impartiality and fairness to all stockholders.

                 Each report of the inspector or inspectors shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at the meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors shall be prima facie evidence of the number of shares represented at the meeting and the results of the voting.

     Section 12. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer orders or any stockholder demands that voting be by ballot.

     Section 13. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                 (a)   ANNUAL MEETINGS OF STOCKHOLDERS.

                       (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders:

                             (1)   pursuant to the Corporation's notice of
meeting pursuant to Article II Section 2 of these Bylaws,

                             (2)   by or at the direction of the Board of
Directors, or

                             (3)   by any stockholder of the Corporation who was
a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                       (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or after such anniversary date or that no annual meeting was held in the prior year, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In the event any business other than nominations is properly brought by a stockholder before an annual meeting less than 90 calendar days prior to such annual meeting pursuant to the proviso in the foregoing sentence, the Board's proxy may confer discretionary authority on its holder to vote on such business for which notice is received after public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth:

                             (1)   as to each person whom the stockholder
proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

                             (2)   as to any other business that the stockholder
proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

                             (3)   as to the stockholder giving the notice and
the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                 (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by the person or persons calling such meeting pursuant to Article II Section 2 of these Bylaws.

                 (c)   GENERAL.

                       (1) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                       (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                       (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                    ARTICLE III.


                                     DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of its board of directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than one and shall not be more than 15. At any regular meeting or at any special meeting called for that purpose, a majority of the entire board of directors may establish, increase or decrease the number of directors. The tenure of office of a director shall not be affected by any decrease in the number of directors. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until the director's earlier resignation or removal.

     Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary. The board of directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of regular meetings of the board of directors without notice other than that resolution.

     Section 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the board of directors called by them.

     Section 5. NOTICE. Notice of any special meeting shall be in writing and shall be delivered personally or sent by facsimile, overnight delivery, next day express mail, or certified or registered mail, postage prepaid, return receipt requested, to each director at the director's business or residence address. Notice that is personally delivered or sent by facsimile shall be given at least two (2) days before the meeting. Notice sent by overnight delivery or next day express mail shall be given at least three (3) days before the meeting. Notice sent by mail shall be given at least five (5) days before the meeting. If mailed or sent by overnight delivery or next day express mail, a notice shall be deemed given when properly addressed and deposited with the United States Postal Service or when deposited with a reputable national overnight courier service, as the case may be. If given by facsimile, notice shall be deemed given when transmitted to the director at the director's facsimile number that appears on the corporation's records, if any, provided that confirmation of the transmission is received. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board of directors need be specified in the notice unless specifically required by statute or by these bylaws.

     Section 6. QUORUM. A majority of the entire board of directors shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that, if less than a majority of that number of directors are present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                 The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the board of directors, unless the concurrence of a greater proportion is required for the action under the corporation's charter or applicable statute.

     Section 8. TELEPHONE MEETINGS. Members of the board of directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if a consent in writing to the action is signed by each director and the written consent is filed with the minutes of proceedings of the board of directors.

     Section 10. VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to the increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for those directors, summarily order an election to be held to fill the vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office.

     Section 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed to directors for attendance at each annual, regular or special meeting of the board of directors or of any committee of the board of directors; but nothing contained in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for those services.

     Section 12. REMOVAL OF DIRECTORS. The stockholders may, at any time, remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast on the matter and may elect a successor to fill any resulting vacancy for the balance of the term of the removed director.

                                     ARTICLE IV.


                                     COMMITTEES

     Section 1. NUMBER, TENURE AND QUALIFICATIONS. The board of directors may appoint from among its members an executive committee and other committees, composed of one or more directors, to serve at the pleasure of the board of directors.

     Section 2. POWERS. The board of directors may delegate to committees appointed under Section 1 of this Article any of the powers of the board of directors, except as prohibited by law.

     Section 3. MEETINGS. In the event of absence or disqualification of any member of any committee, the members of that committee present at any meeting, whether or not they constitute a quorum, may unanimously appoint a director to act in the place of the absent or disqualified member.

     Section 4. TELEPHONE MEETINGS. Members of a committee of the board of directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the board of directors may be taken without a meeting, if a consent in writing to the action is signed by each member of the committee and the written consent is filed with the minutes of proceedings of the committee.

                                      ARTICLE V.


                                      OFFICERS

     Section 1. GENERAL PROVISIONS. The officers of the corporation may consist of a chairman of the board, a vice chairman of the board, a chief executive officer, a president, one or more vice presidents, a treasurer, one or more assistant treasurers, a secretary, and one or more assistant secretaries, PROVIDED, HOWEVER, that any chairman or vice chairman of the board may serve in such capacities and not be an officer of the corporation if so determined by the board of directors. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at the meeting, the election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the officer's successor is elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the board of directors may leave unfilled any office except that of president, treasurer or secretary. Election of an officer or agent shall not of itself create contract rights between the corporation and that officer or agent.

     Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the corporation may be removed by the board of directors if in its judgment the best interests of the corporation would be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the corporation may resign at any time by giving written notice of the resignation to the board of directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

     Section 3. VACANCIES. A vacancy in any office may be filled by the board of directors for the balance of the term.

     Section 4. CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementing the policies of the corporation, as determined by the board of directors, and for administering the corporation's business and affairs.

     Section 5. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

     Section 6. CHIEF OPERATING OFFICER. The board of directors may designate a chief operating officer from among the elected officers. That officer will have the responsibility and duties as set forth by the board of directors or the chief executive officer.

     Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the board of directors and of the stockholders. In the absence of the chairman of the board, the vice chairman of the board shall preside at those meetings. The chairman of the board and the vice chairman of the board shall, respectively, perform all other duties assigned by the board of directors.

     Section 8. PRESIDENT. The president shall in general supervise and control all of the business and affairs of the corporation. Unless the president is not a member of the board of directors, in the absence of both the chairman and vice chairman of the board, the president shall preside at all meetings of the board of directors and of the stockholders. If a chief executive officer has not been designated by the board of directors, the president shall be the chief executive officer. The president may execute any deed, mortgage, bond, contract or other instrument which the board of directors has authorized to be executed, except in cases where execution shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and any other duties prescribed by the board of directors from time to time.

     Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in that office, the vice president (or if there is more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform all other duties assigned from time to time by the president or by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the board of directors and committees of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address, telephone number and facsimile number of each stockholder which shall be furnished to the secretary by the stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all other duties assigned from time to time by the president or by the board of directors.

     Section 11. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in those depositories designated by the board of directors.

                 The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for the disbursements, and shall render to the president and board of directors, at the regular meetings of the board of directors or whenever they may require it, an account of all transactions as treasurer and of the financial condition of the corporation.

                 If required by the board of directors, the treasurer shall give the corporation a bond in an amount and with a surety or sureties which are satisfactory to the board of directors for the faithful performance of the duties of this office and for the restoration to the corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the treasurer's possession or control belonging to the corporation.

     Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform the duties assigned to them by the secretary or treasurer, respectively, or by the president or the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful performance of their duties in amounts and with a surety or sureties which are satisfactory to the board of directors.

     Section 13. ANNUAL REPORT. The president or other executive officer of the corporation shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a statement of the results of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within 20 days thereafter at the principal office of the corporation in the State of Delaware.

     Section 14. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.

                                      ARTICLE VI.


                       CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The board of directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation. The authority may be general or confined to specific instances.

     Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation and in the manner determined from time to time by the board of directors or an officer authorized by the board.

     Section 3. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in banks, trust companies or other depositories designated by the board of directors.

                                    ARTICLE VII.


                                  SHARES OF STOCK

     Section 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by that stockholder in the corporation. Each certificate shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary, plainly stated on the certificate. In lieu of such statement or summary, the corporation may set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

     Section 2. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                 The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in the share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     Section 3. LOST CERTIFICATE. The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issuance of a new certificate or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance, require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate or uncertificated shares.

     Section 4. RECORD DATE. The board of directors may fix a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment, or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and, (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of the meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors; and (iii) in the case of determination of stockholders for the purpose of any other lawful action, shall not be more than 60 days prior to the action. If no record date is fixed, (iv) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (v) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with the law or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking the prior action; and
(vi) the record date for determining stockholders for the purpose of any other lawful action shall be at the close of business on the day on which the board of directors adopts the resolution relating to that action.

                 A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 5. STOCK LEDGER. The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of stock of each class held by each stockholder.

                                    ARTICLE VIII.


                                  ACCOUNTING YEAR

     The board of directors shall have the power, from time to time, to fix the accounting year of the corporation by a duly adopted resolution.

                                     ARTICLE IX.


                                     DIVIDENDS

     Section 1. DECLARATION. Dividends upon the shares of stock of the corporation may be declared by the board of directors, subject to the provisions of law and the charter. Dividends may be paid in cash, property or shares of the corporation, subject to the provisions of law and the charter.

     Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends the sum or sums which the board of directors from time to time, in its absolute discretion, deems proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for any other purpose the board of directors determines to be in the best interests of the corporation. The board of directors may modify or abolish any reserve in the manner in which it was created.

                                       ARTICLE X.


                                        SEAL

     Section 1. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Incorporated Delaware." The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

     Section 2. AFFIXING SEAL. Whenever the corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the corporation.

                                    ARTICLE XI.


                                  INDEMNIFICATION

     Section 1.  THIRD PARTY ACTIONS

                 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2.  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

                 The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

     Section 3.  SUCCESSFUL DEFENSE

                 To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Section 4.  DETERMINATION OF CONDUCT

                 Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in Sections 1 and 2 by petitioning a court of competent jurisdiction.

     Section 5.  PAYMENT OF EXPENSES IN ADVANCE

                 Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to Section 1 or 2, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the corporation as authorized in this
Article XI.

     Section 6.  INDEMNITY NOT EXCLUSIVE

                 The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

     Section 7.  INSURANCE INDEMNIFICATION

                 The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article XI.

     Section 8.  THE CORPORATION

                 For purposes of this Article XI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article XI (including, without limitation the provisions of Section 4) with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

     Section 9.  EMPLOYEE BENEFIT PLANS

                 For purposes of this Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article XI.

     Section 10. CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

                 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                     ARTICLE XII.

                                  WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the charter or bylaws of the corporation or pursuant to applicable law, a waiver of notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. A person's attendance at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                    ARTICLE XIII.


                                AMENDMENT OF BYLAWS

     Section 1. BY DIRECTORS. The board of directors shall have the power to adopt, alter or repeal any bylaws of the corporation and to make new bylaws, except that the board of directors shall not alter or repeal this Article.

     Section 2. BY STOCKHOLDERS. The stockholders shall have the power to adopt, alter or repeal any bylaws of the corporation and to make new bylaws.

     The foregoing are certified as the bylaws of the corporation adopted by the board of directors on April 24, 1999.



                                       -----------------------------------
                                       Jeffrey Marquis, Secretary


Approved by stockholders on May 15, 1999.